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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                BANCOLOMBIA S.A.
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             (Exact Name of Registrant as Specified in Its Charter)


      Republic of Colombia                           Not Applicable
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 (State of Incorporation or Organization)     (IRS Employer Identification No.)


   Calle 50 No. 51-66, Medellin, Colombia                   Not Applicable
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  (Address of Principal Executive Offices)                   (Zip Code)


      Securities to be registered pursuant to Section 12(b) of the Act:

          Title Of Each Class                Name Of Each Exchange On Which
          To Be So Registered                Each Class Is To Be Registered
          -------------------                ------------------------------

  6.875 % Subordinated Notes due 2017           New York Stock Exchange, Inc.




     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

     Securities Act registration statement file number to which this form relates: 333-142898

     Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

         Item 1.      Description of Registrant's Securities to be Registered.
                      --------------------------------------------------------

         The material set forth in (i) the section captioned "The Securities" and "Legal Ownership" in the registrant's registration statement on Form F-3 (Registration No. 333-142898) and (ii) the section captioned "Description of the Notes" in the registrant's Prospectus Supplement, dated May 21, 2007, are each incorporated herein by reference. Copies of such description will be filed with the New York Stock Exchange, Inc. The outstanding principal amount of the securities registered hereby may be increased from time to time in the future due to further issuances of securities having substantially the same terms. If any such additional securities are issued, a prospectus supplement relating to them will be filed with the Securities and Exchange Commission and will be deemed incorporated herein by reference. The securities registered hereby are, and any additional securities registered hereby in the future will be, all part of a single series as described in the documents referenced above.

         Item 2.           Exhibits.
                           ---------

                    1. Form of Indenture, between Bancolombia S.A. and The Bank of New York, as trustee, incorporated herein by reference to Exhibit 4.2 to the registrant's registration statement on Form F-3 (Registration No. 333-142898) filed on May 14, 2007.
                    2. Form of Bancolombia's Debt Security, incorporated herein by reference to Exhibit 4.3 to the registrant's registration statement on Form F-3 (Registration No. 333-142898) filed on May 14, 2007.
                    3. Prospectus Supplement dated May 21, 2007, to Bancolombia's Prospectus dated May 14, 2007, incorporated herein by reference to the registrant's filing pursuant to Rule 424(b) filed on May 21, 2007.






                                    SIGNATURE

                Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

   Date: May 21, 2007


                                        BANCOLOMBIA S.A.




                                        By:    /s/ Jaime Velasquez
                                               ------------------------
                                               Name:  Jaime Velasquez
                                               Title: Chief Financial Officer